          As filed with the Securities and Exchange Commission on March 27, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                              DENDREON CORPORATION
             (Exact name of registrant as specified in its charter)

                          ---------------------------

           Delaware                                  22-3203193
    (State of Incorporation)             (I.R.S. Employer Identification No.)

                                3005 First Avenue
                            Seattle, Washington 98121
                                 (206) 256-4545
                    (Address of principal executive offices)

                          ---------------------------

                     2002 Broad Based Equity Incentive Plan
                            (Full title of the plans)

                          ---------------------------

         Christopher S. Henney, Ph.D., D.Sc.                    Copies to:
               Chief Executive Officer                   Julie M. Robinson, Esq.
                 Dendreon Corporation                      Cooley Godward LLP
                  3005 First Avenue                        4401 Eastgate Mall
              Seattle, Washington 98121                San Diego, CA 92121-1909
                    (206) 256-4545                          (858) 550-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                            Proposed Maximum     Proposed Maximum       Amount of
                Title of Securities                       Amount to be         Offering              Aggregate        Registration
                 to be Registered                        Registered (1)     Price per Share       Offering Price           Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, subject to outstanding
options with fixed exercise prices under the:
===================================================================================================================================
   2002 Broad Based Equity Incentive Plan                   1,500,000         $4.10 (2)            $ 6,150,000          $ 565.80
===================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $4.10 based on the average of the high ($4.30) and low ($3.90) sales prices for the Common Stock in the over-the-counter market on March 20, 2002, as reported on the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 2002 Broad Based Equity Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Dendreon Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     . The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission (the "Commission") on March 26, 2002; and

     . The description of the Company's Common Stock contained in the Registration Statement on Form 8-A, filed May 22, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California. As of the date of this Prospectus, certain members and associates of Cooley Godward own an aggregate of 27,458 shares of Common Stock through an investment partnership.

Item 6.  Indemnification of Directors and Officers.

     The Company's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability (a) for any breach of the director's duty of loyalty to the company or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) for any transaction from which a director derives an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its officers, employees and other agents to the fullest extent not prohibited by law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of an indemnified party. The Company's Bylaws also permit it to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of his or her status or service as a director, officer, employee or other agent of the

                                       1.

Company upon an undertaking by him or her to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     The Company enters into separate indemnification agreements with its directors and officers. These agreements require the Company to, among other things, indemnify the director or officer against expenses, including attorney's fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual's status or service as a director or officer of the Company, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against him or her individually with respect to which he or she individually may be entitled to indemnification by the Company.

     The Company believes that its certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Company also maintains directors' and officers' liability insurance. At present, the Company is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. Furthermore, the Company is not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.     Description
-----------     -----------
    4.1         Amended and Restated Certificate of Incorporation. (1)
    4.2         Bylaws. (2)
    4.3         Specimen Common Stock Certificate. (2)
    5.1         Opinion of Cooley Godward LLP.
   23.1         Consent of Ernst & Young LLP, Independent Auditors.
   23.2         Consent of Cooley Godward LLP contained in Exhibit 5.1 to this
                Registration Statement.
   24.1         Power of Attorney contained on the signature page.
   99.1         2002 Broad Based Equity Incentive Plan.

______________________

(1)  Filed as an exhibit to Registration Statement on Form S-1, File No.
     333-47706.
(2)  Filed as an exhibit to Registration Statement on Form S-1, File No.
     333-31920.

                                       2.

Item 9. Undertakings.

     1.   The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, King County, State of Washington, on March 26, 2002.

                                      DENDREON CORPORATION

                                      By:  /s/ Christopher S. Henney
                                        ----------------------------------------
                                           Christopher S. Henney, Ph.D., D.Sc
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Dennis George and Martin A. Simonetti and each of them or any one, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         /s/ Christopher S. Henney                       Chief Executive Officer              March 26, 2002
------------------------------------------       and Chairman of the Board of Directors
     Christopher S. Henney, Ph.D., D.Sc.              (Principal Executive Officer)

         /s/ Martin A. Simonetti                        Chief Financial Officer               March 26, 2002
------------------------------------------             (Principal Financial and
             Martin A. Simonetti                           Accounting Officer)

         /s/ David L. Urdal                              President and Director               March 26, 2002
------------------------------------------
             David L. Urdal, Ph.D.

         /s/ William Crouse                                     Director                      March 26, 2002
------------------------------------------
             William Crouse

          /s/ Gerardo Canet                                     Director                      March 26, 2002
------------------------------------------
              Gerardo Canet

          /s/ Bogdan Dziurzynski                                Director                      March 26, 2002
------------------------------------------
             Bogdan Dziurzynski

         /s/ Timothy Harris                                     Director                      March 26, 2002
------------------------------------------
             Timothy Harris, Ph.D.

         /s/ Ruth Kunath                                        Director                      March 26, 2002
------------------------------------------
             Ruth Kunath

          /s/ Ralph Shaw                                        Director                      March 26, 2002
------------------------------------------
              Ralph Shaw

         /s/ Douglas Watson                                     Director                      March 26, 2002
------------------------------------------
             Douglas Watson

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    4.1           Amended and Restated Certificate of Incorporation. (1)
    4.2           Bylaws. (2)
    4.3           Specimen Common Stock Certificate. (2)
    5.1           Opinion of Cooley Godward LLP.
   23.1           Consent of Ernst & Young LLP, Independent Auditors.
   23.2 Consent of Cooley Godward LLP contained in Exhibit 5.1 to this Registration Statement.
   24.1           Power of Attorney contained on the signature page.
   99.1           2002 Broad Based Equity Incentive Plan.

__________________
(1)  Filed as an exhibit to Registration Statement on Form S-1, File No.
     333-47706.
(2)  Filed as an exhibit to Registration Statement on Form S-1, File No.
     333-31920.